Exhibit 99.2 Third Quarter 2021 Earnings Results Presentation October 15, 2021

Results Snapshot Net Revenues Net Earnings EPS 3Q21 $14.93 3Q21 $13.61 billion 3Q21 $5.38 billion 3Q21 YTD $48.59 3Q21 YTD $46.70 billion 3Q21 YTD $17.70 billion 1 1 Annualized ROE Annualized ROTE Book Value Per Share 3Q21 22.5% 3Q21 23.8% 3Q21 $277.25 3Q21 YTD 25.7% 3Q21 YTD 27.2% YTD Growth 17.4% Highlights 3Q21 YTD net revenues, net earnings & EPS Consumer & Wealth Management produced each surpassed previous full year records net revenues of over $2 billion for the first time 3,4 Record Financial advisory net revenues Record Firmwide AUS of $2.37 trillion 2 #1 in M&A and Equity and equity-related offerings Record Firmwide Management and other fees of $1.95 billion Global Markets generated net revenues of over $5 billion Announced acquisitions of NN Investment Partners and GreenSky nd Record Equity financing and 2 highest FICC financing accelerate strategy to drive higher, more durable returns 1

Macro Perspectives

Macro Factors

- Continued economic recovery amid vaccination progress
- Increased likelihood of tightening monetary policy in the near-term, reflecting inflationary pressures
- Lack of progress on U.S. public policy
- Ongoing geopolitical risks

Economic Fundamentals

Economic Growth Expected in 2022		
2022 GDP Growth:	U.S. +4.0%	Global +4.6%
Relatively Solid Fundamentals in 3Q21		
Declining U.S. Unemployment	Moderating, But Still Elevated Inflation	Continued Strong CEO Confidence

Stable, Near-Record Equity Markets

S&P 500: Roughly flat QoQ
MSCI World: -1% QoQ

Higher Government Bond Yields

10-Yr UST: ~+10bps QoQ
10-Yr U.K. Gilt: ~+30bps QoQ

Range-Bound Volatility

Avg. VIX: +2% QoQ
Avg. CVIX: -5% QoQ
Avg. MOVE: +5% QoQ

2022 estimated real gross domestic product (GDP) growth per Goldman Sachs Research

2

Financial Overview

Goldman Sachs

Financial Results

$ in millions, except per share amounts	3Q21	vs. 2Q21	vs. 3Q20	3Q21 YTD	vs. 3Q20 YTD
Investment Banking	$ 3,700	3%	88%	$ 11,080	63%
Global Markets	5,611	15%	23%	18,092	7%
Asset Management	2,279	-56%	-18%	12,025	152%
Consumer & Wealth Management	2,018	16%	35%	5,503	27%
Net revenues	$ 13,608	-12%	26%	$ 46,700	42%
Provision for credit losses	175	N.M.	-37%	13	-100%
Operating expenses	6,591	-24%	6%	24,668	7%
Pre-tax earnings	6,842	–	59%	22,019	217%
Net earnings	5,378	-2%	60%	17,700	257%
Net earnings to common	$ 5,284	-1%	63%	$ 17,342	281%
Diluted EPS	$ 14.93	-1%	66%	$ 48.59	284%
ROE[1]	22.5%	-1.2pp	6.3pp	25.7%	18.1pp
ROTE[1]	23.8%	-1.3pp	6.5pp	27.2%	19.1pp
Efficiency Ratio[3]	48.4%	-7.7pp	-9.1pp	52.8%	-17.5pp

Financial Overview Highlights

- 3Q21 results included EPS of $14.93 and ROE of 22.5%
  - 3Q21 net revenues were significantly higher YoY, reflecting significantly higher net revenues in Investment Banking, Global Markets and Consumer & Wealth Management, partially offset by lower net revenues in Asset Management
  - 3Q21 provision for credit losses primarily reflected portfolio growth (primarily in credit cards)
  - 3Q21 operating expenses were higher YoY, primarily due to higher technology expenses, professional fees and transaction based expenses, partially offset by significantly lower net provisions for litigation and regulatory proceedings
- Strong 3Q21 YTD results included EPS of $48.59 and ROE of 25.7%

Net Revenues by Segment ($ in millions)



$10,781
$1,491
$2,768
$4,553
$1,969
$15,388
$1,747
$5,132
$4,900
$3,609
$13,608
$2,018
$2,279
$5,611
$3,700
3Q20
2Q21
3Q21
Investment Banking
Global Markets
Asset Management
Consumer & Wealth Management

3

Investment Banking

Financial Results

$ in millions		3Q21	vs. 2Q21	vs. 3Q20		3Q21 YTD	vs. 3Q20 YTD
Financial advisory	$	1,648	31%	225%	$	4,022	104%
Equity underwriting		1,174	-6%	37%		3,986	74%
Debt underwriting		726	-24%	27%		2,556	19%
Underwriting		1,900	-13%	33%		6,542	48%
Corporate lending		152	-4%	334%		516	29%
Net revenues		3,700	3%	88%		11,080	63%
Provision for credit losses		41	N.M.	-76%		(229)	N.M.
Operating expenses		1,343	-31%	26%		5,161	4%
Pre-tax earnings	$	2,316	32%	217%	$	6,148	N.M.
Net earnings	$	1,831	30%	290%	$	4,942	N.M.
Net earnings to common	$	1,818	31%	302%	$	4,890	N.M.
Average common equity	$	10,346	6%	-8%	$	10,201	-9%
Return on average common equity		70.3%	13.4pp	54.3pp		63.9%	62.3pp

Investment Banking Highlights

- 3Q21 net revenues were significantly higher YoY
  - Financial advisory net revenues were a record and reflected an increase in completed mergers and acquisitions volumes
  - Underwriting net revenues reflected significantly higher net revenues in both Equity underwriting (primarily driven by private placements, convertible offerings and IPOs) and Debt underwriting (reflecting an increase in leveraged finance activity)
  - Corporate lending net revenues primarily reflected net gains related to middle-market lending activities
  - Overall backlog[3] remained at an elevated level and significantly higher vs. year-end, despite decreasing vs. a record level at 2Q21

Investment Banking Net Revenues ($ in millions)



$1,969
$35
$571
$856
$507
$3,609
$159
$950
$1,243
$1,257
$3,700
$152
$726
$1,174
$1,648
3Q20
2Q21
3Q21
Financial advisory
Equity underwriting
Debt underwriting
Corporate lending

4

Global Markets Financial Results Global Markets Highlights vs. vs. vs. 3Q21 3Q20n 3Q21 net revenues were significantly higher YoY $ in millions 3Q21 2Q21 3Q20 YTD YTD — FICC net revenues were essentially unchanged, reflecting significantly higher financing net FICC $ 2,508 8% –% $ 8,721 -10% revenues, offset by lower intermediation net revenues — Equities net revenues reflected significantly higher financing and intermediation net 3,103 20% 51% 9,371 30% Equities revenues n 3Q21 operating environment was characterized by solid client activity levels, generally range- Net revenues 5,611 15% 23% 18,092 7% bound volatility and supportive equity markets Provision for credit losses (24) N.M. N.M. (30) N.M. 2,794 -17% 10% 10,352 -2% Operating expenses Pre-tax earnings $ 2,841 88% 40% $ 7,770 28% Global Markets Net Revenues ($ in millions) Net earnings $ 2,244 87% 18% $ 6,246 44% $5,611 $ 2,190 95% 21% $ 6,041 48% Net earnings to common $4,900 $4,553 Average common equity $ 46,959 6% 18% $ 44,067 9% $3,103 $2,580 $2,051 Return on average common equity 18.7% 8.6pp 0.5pp 18.3% 4.9pp $2,502 $2,508 $2,320 3Q20 2Q21 3Q21 5 FICC Equities

Global Markets – FICC & Equities FICC Net Revenues Equities Net Revenues vs. vs. vs. vs. 3Q21 3Q20 vs. vs. 3Q21 3Q20 $ in millions $ in millions 3Q21 2Q21 3Q20 YTD YTD 3Q21 2Q21 3Q20 YTD YTD $ 1,920 9% 31% $ 6,271 21% FICC intermediation $ 1,995 5% -8% $ 7,343 -14% Equities intermediation Equities financing 1,183 45% 102% 3,100 56% FICC financing 513 21% 55% 1,378 14% 2,508 8% –% 8,721 -10% Equities $ 3,103 20% 51% $ 9,371 30% FICC $ $ FICC Highlights Equities Highlights n 3Q21 net revenues were essentially unchanged YoY n 3Q21 net revenues were significantly higher YoY — FICC intermediation net revenues reflected significantly lower net revenues in interest rate — Equities intermediation net revenues reflected significantly higher net revenues in both products, credit products and mortgages, partially offset by significantly higher net revenues derivatives and cash products in commodities and higher net revenues in currencies — Equities financing net revenues were a record and reflected increased client activity, — FICC financing net revenues primarily reflected higher mortgage lending including higher average client balances 6

Asset Management

Financial Results

$ in millions	3Q21	vs. 2Q21	vs. 3Q20	3Q21 YTD	vs. 3Q20 YTD
Management and other fees	$ 724	–	-1%	$ 2,144	4%
Incentive fees	100	28%	257%	220	2%
Equity investments	935	-75%	-34%	7,772	234%
Lending and debt investments	520	-15%	-12%	1,889	949%
Net revenues	2,279	-56%	-18%	12,025	152%
Provision for credit losses	10	N.M.	-86%	(2)	N.M.
Operating expenses	823	-58%	-39%	4,656	20%
Pre-tax earnings	$ 1,446	-56%	8%	$ 7,371	N.M.
Net earnings	$ 1,115	-57%	30%	$ 5,925	N.M.
Net earnings to common	$ 1,096	-58%	31%	$ 5,853	N.M.
Average common equity	$ 25,788	1%	29%	$ 25,294	24%
Return on average common equity	17.0%	(23.8)pp	0.2pp	30.9%	29.1pp

Asset Management Highlights

- 3Q21 net revenues were lower YoY
  - Management and other fees primarily reflected higher fee waivers on money market funds, offset by the impact of higher average AUS
  - Incentive fees were driven by harvesting
  - Equity investments net revenues reflected significant net losses from investments in public equities during the quarter compared with net gains in 3Q20, partially offset by significantly higher net gains from investments in private equities
    - Private: 3Q21 ~$1,755 million, compared to 3Q20 ~$640 million
    - Public: 3Q21 ~$(820) million, compared to 3Q20 ~$780 million
  - Lending and debt investments net revenues reflected lower net gains from investments in debt instruments

Asset Management Net Revenues ($ in millions)



$2,768
$589
$1,423
$28
$728
3Q20
$5,132
$610
$3,717
$78
$727
2Q21
$2,279
$520
$935
$100
$724
3Q21
Management and other fees
Incentive fees
Equity investments
Lending and debt investments

7

Asset Management – Asset Mix 4 4 Lending and Debt Investments of $30 billion Equity Investments of $20 billion $16 Billion Private, $4 Billion Public 7% 15% By Vintage By Region 8% 31% 9% 41% 57% 2018-thereafter Americas By Industry Loan Portfolio $16 billion 34% 20% Loans 10% 2015-2017 Asia 25% 23% $14 billion 2014 or earlier EMEA 14% Debt investments 21% 85% Real Estate: Mixed Use 6%, Office 4%, Multifamily 4%, Other 7% 5 4 Consolidated Investment Entities of $17 billion 5 Funded with liabilities of ~$9 billion 3% 4% 4% 5% By Vintage By Region By Accounting By Region 7% 6% Classification 26% 9% 72% 63% 16% 48% 10% 35% 2018-thereafter Americas Loans at FV/Held for sale Americas By Industry 26% 12% By Asset Class 37% 19% 2015-2017 Asia Loans at amortized cost Asia 11% 14% 2% 47% 33% 25% 2014 or earlier EMEA Debt investments at FV EMEA 24% 14% 14% 14% 8

Asset Management – Harvesting Progress of Balance Sheet Equity Portfolio Since Investor Day 2020 Significant progress in asset sales over the past seven quarters, offset by mark-ups Rollforward ($ in billions) ~$5 ~$9 $22 $20 ~$(16) Net Dispositions: ~$(11) 6 YE19 Equity Investments Mark-Ups Additions Dispositions 3Q21 Equity Investments 9

Consumer & Wealth Management

Financial Results

$ in millions	3Q21	vs. 2Q21	vs. 3Q20	3Q21 YTD	vs. 3Q20 YTD
Management and other fees	$ 1,223	10%	28%	$ 3,409	19%
Incentive fees	121	707%	N.M.	162	88%
Private banking and lending	292	12%	45%	816	52%
Wealth management	1,636	18%	40%	4,387	26%
Consumer banking	382	5%	17%	1,116	29%
Net revenues	2,018	16%	35%	5,503	27%
Provision for credit losses	148	124%	185%	274	-49%
Operating expenses	1,631	19%	32%	4,499	22%
Pre-tax earnings	$ 239	-23%	18%	$ 730	475%
Net earnings	$ 188	-25%	38%	$ 587	545%
Net earnings to common	$ 180	-25%	43%	$ 558	800%
Average common equity	$ 10,740	3%	26%	$ 10,475	36%
Return on average common equity	6.7%	(2.5)pp	0.8pp	7.1%	6.0pp

Consumer & Wealth Management Highlights

- 3Q21 net revenues were a record and significantly higher YoY
  - Wealth management net revenues primarily reflected the impact of higher average AUS, significantly higher Incentive fees (due to harvesting) and higher loan balances
  - Consumer banking net revenues reflected higher credit card and deposit balances
- 3Q21 provision for credit losses reflected growth in credit cards

Consumer & Wealth Management Net Revenues ($ in millions)



$1,491
$326
$201
$7
$957
3Q20
$1,747
$363
$260
$15
$1,109
2Q21
$2,018
$382
$292
$121
$1,223
3Q21
Management and other fees
Incentive fees
Private banking and lending
Consumer banking

10

Asset Management and Consumer & Wealth Management Details 3,4 3,4 Firmwide Assets Under Supervision Highlights n Firmwide AUS increased $67 billion during the quarter to a record $2.37 trillion, as Asset $ in billions 3Q21 2Q21 3Q20 Management AUS increased $45 billion and Consumer & Wealth Management AUS increased $22 billion Asset Management $ 1,678 $ 1,633 $ 1,461 — Long-term net inflows of $49 billion, reflecting increases across asset classes Consumer & Wealth Management 694 672 575 — Liquidity products net inflows of $17 billion Firmwide AUS $ 2,372 $ 2,305 $ 2,036 — Net market appreciation of $1 billion n Firmwide Management and other fees increased 16% YoY to a record $1.95 billion Firmwide Management and Other Fees/Incentive Fees 3,4 3Q21 AUS Mix vs. vs. vs. 3Q21 3Q20 9% $ in millions 3Q21 2Q21 3Q20 YTD YTD 29% $ 724 –% -1% $ 2,144 4% Asset Management Asset Distribution 24% 37% 40% 1,223 10% 28% 3,409 19% Consumer & Wealth Management Class Channel Total Management and other fees $ 1,947 6% 16% $ 5,553 13% 34% 27% Asset Management $ 100 28% 257% $ 220 2% 121 707% N.M. 162 88% Consumer & Wealth Management 8% 12% Total Incentive fees $ 221 138% 531% $ 382 26% 14% Region Vehicle 55% 33% 78% 11

Goldman Sachs

Net Interest Income and Loans

Net Interest Income by Segment ($ in millions)


$1,084
$508
$51
$460
$65
3Q20
$1,629
$645
$118
$742
$124
2Q21
$1,564
$690
$105
$668
$101
3Q21
Investment Banking
Global Markets
Asset Management
Consumer & Wealth Management

Loans[4]

$ in billions	3Q21	2Q21	3Q20
Corporate	$ 54	$ 48	$ 52
Wealth management	42	40	30
Commercial real estate	22	20	18
Residential real estate	13	12	5
Installment	3	3	4
Credit cards	6	5	3
Other	6	6	4
Allowance for loan losses	(3)	(3)	(4)
Total Loans	$ 143	$ 131	$ 112

Metrics

2.6%
ALLL to Total Gross Loans, at Amortized Cost

1.8%
ALLL to Gross Wholesale Loans, at Amortized Cost

12.4%
ALLL to Gross Consumer Loans, at Amortized Cost

Net Interest Income Highlights

- 3Q21 net interest income increased 44% YoY
- The YoY increase in net interest income reflected lower funding expenses due to a continued shift to lower cost deposit funding and an increase in interest-earning assets

Lending Highlights

- Total loans increased $12 billion, up 9% QoQ, reflecting increases across the portfolio
- Total allowance was $4.17 billion (including $3.33 billion for funded loans), slightly higher QoQ
  - $2.78 billion for wholesale loans, $1.39 billion for consumer loans
- Provision for credit losses of $175 million in 3Q21, down from $278 million in 3Q20
- 3Q21 net charge-offs of $76 million for an annualized net charge-off rate of 0.2%, unchanged QoQ
  - Wholesale annualized net charge-off rate of 0.1%, up 10bps QoQ
  - Consumer annualized net charge-off rate of 1.6%, down 120bps QoQ

12

Expenses Financial Results Expense Highlights vs. n 3Q21 total operating expenses increased YoY vs. vs. 3Q21 3Q20 3Q21 2Q21 3Q20 YTD YTD $ in millions — Non-compensation expenses up 11%, reflecting: o Higher technology expenses, professional fees, transaction based expenses and Compensation and benefits $ 3,167 -40% 2% $ 14,473 34% market development expenses o Significantly lower net provisions for litigation and regulatory proceedings Transaction based 1,139 1% 13% 3,520 15% — Compensation and benefits expenses up 2% n 3Q21 YTD efficiency ratio of 52.8% compared with 70.3% in 3Q20 YTD Market development 165 43% 136% 360 15% n 3Q21 YTD effective income tax rate was 19.6%, up from 18.8% for the first half of 2021, primarily due to a decrease in the impact of tax benefits and changes in the geographic mix of Communications and technology 397 7% 17% 1,143 14% earnings Depreciation and amortization 509 -2% 9% 1,527 9% 3 Efficiency Ratio -1% Occupancy 239 2% 727 3% 70.3% Professional fees 433 26% 45% 1,137 19% +10.3pp 52.8% +0.7pp Other expenses 542 -18% -18% 1,781 -63% Total operating expenses $ 6,591 -24% 6% $ 24,668 7% Provision for taxes $ 1,464 8% 57% $ 4,319 118% Effective Tax Rate 19.6% -9.0pp 3Q20 YTD 3Q21 YTD Excluding Litigation Impact of Litigation 13

Capital and Balance Sheet

Goldman Sachs

Capital[3,4]

$ in billions	3Q21	2Q21	3Q20
Common Equity Tier 1 (CET1) capital	$ 93.3	$ 89.4	$ 77.5
Standardized RWAs[7]	$ 664	$ 621	$ 535
Standardized CET1 capital ratio[7]	14.1%	14.4%	14.5%
Advanced RWAs	$ 672	$ 667	$ 600
Advanced CET1 capital ratio	13.9%	13.4%	12.9%
Supplementary leverage ratio (SLR)	5.6%	5.5%	6.8%

Capital and Balance Sheet Highlights

- Standardized CET1 capital ratio decreased QoQ, due to higher credit RWAs[7]
- Advanced CET1 capital ratio increased QoQ, due to an increase in CET1 capital reflecting net earnings in excess of share repurchases and dividends
- Returned $1.70 billion of capital to common shareholders during the quarter
  - Repurchased 2.5 million common shares for a total cost of $1.00 billion[3]
  - Paid $700 million in common stock dividends
- The firm's balance sheet increased $55 billion QoQ, reflecting client demand
  - Deposits increased $27 billion QoQ, reflecting an increase across channels
- BVPS increased 4.7% QoQ, driven by net earnings

Selected Balance Sheet Data[4]

$ in billions	3Q21	2Q21	3Q20
Total assets	$ 1,443	$ 1,388	$ 1,132
Deposits	$ 333	$ 306	$ 261
Unsecured long-term borrowings	$ 243	$ 239	$ 214
Shareholders' equity	$ 106	$ 102	$ 93
Average GCLA[3]	$ 356	$ 329	$ 302

Book Value

In millions, except per share amounts	3Q21	2Q21	3Q20
Basic shares[3]	347.5	349.9	356.0
Book value per common share	$ 277.25	$ 264.90	$ 228.78
Tangible book value per common share[1]	$ 263.37	$ 251.02	$ 214.84

14

Cautionary Note Regarding Forward-Looking Statements This presentation contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements are not historical facts or statements of current conditions, but instead represent only the firm’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the firm’s control. It is possible that the firm’s actual results, financial condition and liquidity may differ, possibly materially, from the anticipated results, financial condition and liquidity in these forward-looking statements. For information about some of the risks and important factors that could affect the firm’s future results, financial condition and liquidity and the forward-looking statements below, see “Risk Factors” in Part I, Item 1A of the firm’s Annual Report on Form 10-K for the year ended December 31, 2020. Information regarding the firm’s assets under supervision, capital ratios, risk-weighted assets, supplementary leverage ratio, balance sheet data and global core liquid assets (GCLA) consists of preliminary estimates. These estimates are forward-looking statements and are subject to change, possibly materially, as the firm completes its financial statements. Statements regarding (i) estimated GDP growth and inflation trends, (ii) the impact of the COVID-19 pandemic on the firm’s business, results, financial position and liquidity, (iii) the timing, profitability, benefits and other prospective aspects of business initiatives and the achievability of medium- and long-term targets and goals, (iv) the future state of the firm’s liquidity and regulatory capital ratios, (v) the firm’s prospective capital distributions (including dividends and repurchases), (vi) the firm’s future effective income tax rate, (vii) the firm’s investment banking transaction backlog, (viii) the firm’s planned 2021 debt benchmark issuances, and (ix) the firm’s announced acquisitions of the General Motors co-branded credit card portfolio, NN Investment Partners and GreenSky, Inc. (“GreenSky”) are forward-looking statements. Statements regarding estimated GDP growth and inflation trends are subject to the risk that actual GDP growth and inflation trends may differ, possibly materially, due to, among other things, changes in general economic conditions. Statements about the effects of the COVID-19 pandemic on the firm’s business, results, financial position and liquidity are subject to the risk that the actual impact may differ, possibly materially, from what is currently expected. Statements about the timing, profitability, benefits and other prospective aspects of business initiatives and the achievability of medium and long-term targets and goals are based on the firm’s current expectations regarding the firm’s ability to implement these initiatives and achieve these targets and goals and may change, possibly materially, from what is currently expected. Statements about the future state of the firm’s liquidity and regulatory capital ratios, as well as its prospective capital distributions, are subject to the risk that the firm’s actual liquidity, regulatory capital ratios and capital distributions may differ, possibly materially, from what is currently expected. Statements about the firm’s future effective income tax rate are subject to the risk that the firm’s future effective income tax rate may differ from the anticipated rate indicated, possibly materially, due to, among other things, changes in the tax rates applicable to the firm, the firm’s earnings mix or profitability, the entities in which the firm generates profits and the assumptions made in forecasting the firm’s expected tax rate, and potential future guidance from the U.S. IRS. Statements about the firm’s investment banking transaction backlog are subject to the risk that transactions may be modified or may not be completed at all and related net revenues may not be realized or may be materially less than expected. Important factors that could have such a result include, for underwriting transactions, a decline or weakness in general economic conditions, an outbreak of hostilities, volatility in the securities markets or an adverse development with respect to the issuer of the securities and, for financial advisory transactions, a decline in the securities markets, an inability to obtain adequate financing, an adverse development with respect to a party to the transaction or a failure to obtain a required regulatory approval. Statements regarding the firm’s planned 2021 debt benchmark issuances are subject to the risk that actual issuances may differ, possibly materially, due to changes in market conditions, business opportunities or the firm’s funding needs. Statements regarding the firm’s announced acquisitions of the General Motors co-branded credit card portfolio, NN Investments Partners and GreenSky are subject to the risk that the transactions may not close on the timeline contemplated or at all, including due to a failure to obtain requisite regulatory approval and, in the case of GreenSky, shareholder approval, as well as the risk that the firm may be unable to realize the expected benefits of the acquisitions and the risk that integrating the General Motors co-branded credit card portfolio, NN Investment Partners and GreenSky into the firm’s business may be more difficult, time-consuming or expensive than expected. 15

Footnotes

1. Annualized return on average common shareholders' equity (ROE) is calculated by dividing annualized net earnings applicable to common shareholders by average monthly common shareholders' equity. Annualized return on average tangible common shareholders' equity (ROTE) is calculated by dividing annualized net earnings applicable to common shareholders by average monthly tangible common shareholders' equity. Tangible common shareholders' equity is calculated as total shareholders' equity less preferred stock, goodwill and identifiable intangible assets. Tangible book value per common share (TBVPS) is calculated by dividing tangible common shareholders' equity by basic shares. Management believes that tangible common shareholders' equity and TBVPS are meaningful because they are measures that the firm and investors use to assess capital adequacy and that ROTE is meaningful because it measures the performance of businesses consistently, whether they were acquired or developed internally. Tangible common shareholders' equity, ROTE and TBVPS are non-GAAP measures and may not be comparable to similar non-GAAP measures used by other companies.

   The table below presents a reconciliation of average and ending common shareholders' equity to average and ending tangible common shareholders' equity:

Unaudited, $ in millions	AVERAGE FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2021	AVERAGE FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2021	AS OF SEPTEMBER 30, 2021	AS OF JUNE 30, 2021	AS OF SEPTEMBER 30, 2020
Total shareholders' equity	$ 103,599	$ 99,665	$ 106,297	$ 101,890	$ 92,650
Preferred stock	(9,766)	(9,628)	(9,953)	(9,203)	(11,203)
Common shareholders' equity	93,833	90,037	96,344	92,687	81,447
Goodwill	(4,331)	(4,332)	(4,326)	(4,332)	(4,333)
Identifiable intangible assets	(510)	(558)	(497)	(523)	(632)
Tangible common shareholders' equity	$ 88,992	$ 85,147	$ 91,521	$ 87,832	$ 76,482

2. Dealogic – January 1, 2021 through September 30, 2021.

3. For information about the following items, see the referenced sections in Part I, Item 2 "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the firm's Quarterly Report on Form 10-Q for the period ended June 30, 2021: (i) investment banking transaction backlog – see "Results of Operations – Investment Banking" (ii) assets under supervision – see "Results of Operations – Assets Under Supervision" (iii) efficiency ratio – see "Results of Operations – Operating Expenses" (iv) basic shares – see "Balance Sheet and Funding Sources – Balance Sheet Analysis and Metrics" (v) share repurchase program – see "Equity Capital Management and Regulatory Capital – Equity Capital Management" and (vi) global core liquid assets – see "Risk Management – Liquidity Risk Management."

   For information about risk-based capital ratios and the supplementary leverage ratio, see Note 20 "Regulation and Capital Adequacy" in Part I, Item 1 "Financial Statements (Unaudited)" in the firm's Quarterly Report on Form 10-Q for the period ended June 30, 2021.

4. Represents a preliminary estimate for the third quarter of 2021 and may be revised in the firm's Quarterly Report on Form 10-Q for the period ended September 30, 2021.

5. Includes consolidated investment entities, substantially all of which are engaged in real estate investment activities. These assets are generally accounted for at historical cost less depreciation. Substantially all liabilities are nonrecourse, thereby reducing the firm's equity at risk. Amounts by vintage, region and asset class are net of financings.

6. Excludes operating net revenues and net gains on sales of consolidated investment entities, as well as revenues reported under Equity investments for certain positions that are classified as debt (under GAAP) on the firm's balance sheet.

7. In the third quarter of 2021, based on regulatory feedback, the firm revised certain interpretations of the Capital Rules underlying the calculation of Standardized RWAs, which increased RWAs by approximately $23 billion and reduced the firm's Standardized CET1 capital ratio by 0.5 percentage points as of September 30, 2021. This change would have increased RWAs by approximately $23 billion as of June 30, 2021 and by approximately $20 billion as of September 30, 2020, which would have reduced the firm's Standardized CET1 capital ratio by 0.5 percentage points as of both June 30, 2021 and September 30, 2020.

16